EXHIBIT 10.3

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

This Bill of Sale and Assignment and Assumption Agreement (this “Agreement”), is effective as of August 12, 2005, by and between Bullet Freight Systems and Logistics, Inc., a Florida corporation (“Buyer”), and Segmentz, Inc., a Delaware corporation (“Seller”). All capitalized terms used but not defined herein shall have the respective meanings set forth in the Asset Purchase Agreement (as defined below).

WHEREAS, the Buyer, Seller, Pedro Betancourt, and Maggie Betancourt are parties to an Asset Purchase Agreement, dated August 12, 2005 (the “Purchase Agreement”), providing, among other things, for the sale by the Seller, and the purchase by the Buyer, of the Purchased Assets and the assignment by the Seller and the assumption by the Buyer of the Assumed Liabilities; and

WHEREAS, in order to consummate the transfer of the Purchased Assets and the assumption of the Assumed Liabilities, the parties are executing and delivering this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Conveyance of Purchased Assets. The Seller hereby sells, transfers, conveys, assigns and delivers to the Buyer and its successors and assigns, forever, all right, title and interest of the Seller in and to the Purchased Assets.

2. Assumption of Assumed Liabilities. The Buyer hereby assumes and agrees to pay and perform when due the Assumed Liabilities.

3. Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Delivery of a facsimile version of one or more signatures to this Agreement shall be deemed adequate delivery for purposes of this Agreement.

4. Controlling Agreement. It is contemplated that the Seller may, at any time or from time to time, execute, acknowledge and deliver one or more separate instruments of assignment and conveyance relating to certain of the Purchased Assets. No such separate instrument of assignment or conveyance shall limit the scope and effect of the assignment of the Purchased Assets and assumption of the Assumed Liabilities contemplated by the terms and conditions of this Agreement or the Purchase Agreement. In the event that any conflict or ambiguity exists between the Purchase Agreement and any such separate instrument or assignment, the terms and provisions of the Purchase Agreement shall govern and be controlling.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Segmentz, Inc.

By:
Mike Welch
Its Chief Executive Officer

Bullet Freight Systems and Logistics, Inc.

By:
Name:
Its:

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